OLD REPUBLIC INTERNATIONAL CORPORATION

               Proxy Solicited on Behalf of the Board of Directors
P
R
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X      The  undersigned hereby  appoints KARL W. MUELLER, SPENCER LEROY III  and
Y A. C. ZUCARO or any one of them (with full power of substitution in each) the proxy or proxies of the undersigned to vote, as designated below, all shares of Old Republic International Corporation Common Stock that the undersigned is entitled to vote at the annual meeting of the shareholders to be held in Room 2200 at the offices of Old Republic International Corporation, 307 North Michigan Avenue, Chicago, Illinois 60601, on May 27, 2005, at 3:00 P.M., Chicago Time, or at any adjournment thereof.

            Election of four Class 3 Directors.  Nominees:

                 William A. Simpson, Arnold L. Steiner, Fredricka Taubitz and A. C. Zucaro

       This proxy is revocable at any time before it is exercised.

       This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR proposal 1 and in the proxy's discretion upon such other business as may properly come before the meeting or any adjournment thereof.

                        (continued, and to be signed and dated, on reverse side)

        _
       |_|  Please mark your votes as in this example

            This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, the proxy will be voted FOR proposal 1.

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            The Board of Directors recommends a vote FOR Proposal 1.
================================================================================



                                     FOR      WITHHELD
                                      _          _
1. Election of Directors             |_|        |_|



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For, except vote withheld from the following nominee(s):


(The Board of directors recommends a vote FOR the election of Directors)
                                          ---


Please sign exctly as your name or names appears herein.

Joint owners should each sign personally. If signing in fiduciary or representative capacity, give full title as such.



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SIGNATURES(S)                                    DATE